SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 3, 2014, Achillion Pharmaceuticals, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders considered and voted upon the following proposals at the meeting: (1) the election of each of Michael Kishbauch, Robert Van Nostrand and Nicole Vitullo as the Company’s three Class II directors to serve until the Company’s 2017 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified; (2) the approval of an advisory vote on executive compensation; and (3) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Each proposal was approved by the requisite number of votes. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

(1) The nominees listed below were elected to serve as the Company’s three Class II directors to serve until the Company’s 2017 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified:

Director Nominee	For	Against	Withheld	Broker Non-Votes

Michael Kishbauch	57,180,179	2,632,826	2,484,249	17,220,444

Robert Van Nostrand	59,416,174	396,931	2,484,149	17,220,444

Nicole Vitullo	59,602,565	210,322	2,484,367	17,220,444

(2) The Company’s executive compensation was approved on an advisory basis:

For	Against	Abstain	Broker Non-Votes

58,267,984	994,735	3,034,535	17,220,444

(3) The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified:

For	Against	Abstain	Broker Non-Votes

76,192,565	580,324	2,744,809	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: June 4, 2014	By:	/s/ Mary Kay Fenton

Mary Kay Fenton

Chief Financial Officer